EXHIBIT 10.2


                                   APPENDIX B

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                                  AMENDMENT TO
                         RESTATED 1997 STOCK OPTION PLAN
                                  ("1997 PLAN")

I. Section 2 of the 1997 Plan was amended, effective March 4, 2002 subject to shareholder approval, to add 200,000 shares to the 1997 Plan, bringing the total number of shares of Common Stock subject to the 1997 Plan to 600,000. To the extent that this amendment is not approved by the shareholders of the Company prior to March 3, 2003, these additional 200,000 shares may only be used for the grant of nonqualified options (whether pursuant to Section 4 or Section 6 of the 1997 Plan).